Exhibit 99.1

Cervalis Holdings LLC and Subsidiary

Condensed Consolidated Financial Report
March 31, 2015 and December 31, 2014 and
Three Months Ended March 31, 2015 and 2014

McGladrey LLP

Independent Auditor’s Review Report

To the Audit Committee
Cervalis Holdings LLC
Norwalk, Connecticut

Report on the Financial Statements

We have reviewed the condensed consolidated financial statements of Cervalis Holdings LLC and subsidiaries, which comprise the balance sheet as of March 31, 2015, and the related condensed consolidated statements of operations, changes in members’ (deficiency) equity and cash flows for the three-month periods ended March 31, 2015 and 2014.

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the condensed financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the condensed financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Condensed Balance Sheet as of March 31, 2015

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations, changes in members’ (deficiency) equity, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated March 31, 2015. In our opinion, the accompanying condensed consolidated balance sheet of Cervalis Holdings LLC and subsidiaries as of December 31, 2014, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

/s/ McGladrey LLP

New York, New York

June 17, 2015

Member of the RSM International network of Independent accounting, tax and consulting firms.

Cervalis Holdings LLC and Subsidiary

Condensed Consolidated Balance Sheets

March 31, 2015 and December 31, 2014

(amounts in thousands)

	(Unaudited) 2015	2014
Assets
Current Assets
Cash and cash equivalents	$4,445	$1,889
Accounts receivable, less allowance for doubtful accounts of $93 and $93 as of March 31, 2015 and December 31, 2014, respectively	5,639	5,612
Note receivable	294	286
Prepaid expenses	1,561	1,570
Other assets, current	425	1,385
Deferred costs	755	832
Total current assets	13,119	11,574

Property and Equipment, Net	181,025	183,180

Other Assets
Long-term portion of other assets	1,947	2,080
Long-term portion of prepaid expenses	16	23
Long-term portion of note receivable	2,408	2,485
Rental security deposits	7,488	7,568
Long-term portion of deferred costs	1,712	1,853
Total other assets	13,571	14,009

Total assets	$207,715	$208,763

Liabilities and Members’ (Deficiency) Equity
Current Liabilities
Accounts payable	$1,993	$2,364
Accrued expenses	3,847	5,507
Accrued fixed assets	620	959
Customer deposits	44	463
Note payable	5,463	3,450
Deemed landlord financing	2,426	1,218
Capital leases	496	500
Deferred revenue	8,014	7,893
Total current liabilities	22,903	22,354

Long-Term Liabilities
Long-term portion of accrued expenses	1,405	1,477
Long-term portion of note payable	162,675	162,550
Long-term portion of deemed landlord financing	97,893	98,677
Long-term portion of capital leases	899	1,025
Long-term portion of deferred revenue	653	643
Total long-term liabilities	263,525	264,372

Members’ (Deficiency) Equity	(78,713)	(77,963)

Total liabilities and members’ (deficiency) equity	$207,715	$208,763

See Notes to Unaudited Condensed Consolidated Financial Statements.

Cervalis Holdings LLC and Subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

(amounts in thousands)

	Quarter ended March 31,
	2015	2014
Net Sales	$20,362	$16,604
Cost of Services (including depreciation expense of $5,609 and $5,160 as of March 31, 2015 and 2014, respectively	14,822	11,965
Gross profit	5,540	4,639

Operating Expenses
General and administrative expenses	1,046	941
Selling expenses	696	750
Total operating expenses	1,742	1,691
Income from operations	3,798	2,948

Other Income (Expense)
Interest income	85	94
Interest expense	(4,633)	(4,466)
Other income	—	1
Total other income (expense)	(4,548)	(4,371)
Net loss	$(750)	$(1,423)

See Notes to Unaudited Condensed Consolidated Financial Statements.

Cervalis Holdings LLC and Subsidiary

Condensed Consolidated Statements of Changes in Members’ (Deficiency) Equity

Three Months Ended March 31, 2015 and 2014

(Unaudited)

(amounts in thousands)

	Preferred Members’ (Deficiency) Equity	Common Members’ (Deficiency) Equity	Total Members’ (Deficiency) Equity
Members’ (Deficiency) Equity, December 31, 2013	$(63,840)	$(7,629)	$(71,469)
Member distributions	—	(5)	(5)
Net loss	(1,423)	—	(1,423)
Members’ (Deficiency) Equity, March 31, 2014	$(65,263)	$(7,634)	$(72,897)
Members’ (Deficiency) Equity, December 31, 2014	$(70,234)	$(7,729)	$(77,963)
Net loss	(750)	—	(750)
Members’ (Deficiency) Equity, March 31, 2015	$(70,984)	$(7,729)	$(78,713)

See Notes to Unaudited Condensed Consolidated Financial Statements

Cervalis Holdings LLC and Subsidiary

Condensed Consolidated Statements of Cash Flows

Three Months Ended March 31, 2015 and 2014

(Unaudited)

(amounts in thousands)

	2015	2014
Cash Flows From Operating Activities
Net loss	$(750)	$(1,423)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	5,609	5,160
Deferred revenue	131	6
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(27)	684
Decrease in note receivable	69	62
Decrease (increase) in prepaid expenses and deferred costs - commissions	234	(31)
Decrease (increase) in other assets	1,093	(862)
Accretion of deemed landlord financing	(419)	(38)
(Decrease) increase in customer deposits	(48)	337
(Decrease) increase in accounts payable	(371)	1,428
Decrease in accrued expenses	(2,071)	(7,078)
Net cash provided by (used in) operating activities	3,450	(1,755)
Cash Flows From Investing Activities
Return of security deposits	80	83
Purchase of property and equipment	(2,982)	(1,333)
Net cash used in investing activities	(2,902)	(1,250)
Cash Flows From Financing Activities
Payments made on capital leases	(130)	(143)
Proceeds from note payable	3,000	5,000
Payments made on note payable	(862)	(500)
Net cash provided by financing activities	2,008	4,357
Net increase in cash and cash equivalents	2,556	1,352
Cash and Cash Equivalents
Beginning of period	1,889	3,045
End of period	$4,445	$4,397

See Notes to Unaudited Condensed Consolidated Financial Statements.

Cervalis Holdings LLC and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(amounts in thousands)

Note 1.                            Organization

Cervalis Holdings LLC (Holdings LLC) was formed on August 10, 2010, as a Delaware limited liability company for the purposes of obtaining an equity investment from outside investors. Following the formation of Holdings LLC, the members of Cervalis LLC (Operating LLC) contributed their ownership interests in Operating LLC to Holdings LLC.

Cervalis LLC is a data center operator and a provider of information technology (IT) infrastructure solutions and web hosting including business continuity/disaster recovery, managed hosting, managed security, managed storage, networking and telecommunications and colocation services. Cervalis LLC performs its operations through its data-centers and recovery-centers in Connecticut, New York and New Jersey.

Note 2.                            Basis of Presentation

The accompanying financial statements as of March 31, 2015 and December 31, 2014, and for the three months ended March 31, 2015 and March 31, 2014, are prepared on a consolidated basis.

In addition, the accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be read in conjunction with the financial statements and notes thereto included in our Annual Report for the year ended December 31, 2014.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with GAAP for interim periods. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments necessary to present fairly our financial position as of March 31, 2015, and our results of operations for the three months ended March 31, 2015 and 2014. These adjustments are of a normal recurring nature and consistent with the adjustments recorded to prepare the annual audited financial statements as of December 31, 2014.

Although management believes the disclosures in the condensed consolidated financial statements are adequate to make the information presented not misleading, certain information normally included in the footnotes prepared in accordance with GAAP has been omitted. Accordingly, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the annual consolidated financial statements for the year ended December 31, 2014. Interim results are not necessarily indicative of the results that may be expected for a full year.

Cervalis Holdings LLC and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(amounts in thousands)

Note 3.                            Significant Accounting Policies

No material changes have been made to the significant accounting policies disclosed in the audited consolidated financial statements for the year ended December 31, 2014.

Recently issued accounting pronouncements: In May 2014, the Financial Accounting Standards Board (the FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers. The amendments supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments supersede the cost guidance in Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts, and create new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. The core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2014-09 are effective for fiscal years ending after December 15, 2017. The Company is currently evaluating the impact of the pending adoption of the ASU on its condensed consolidated financial statements.

On April 1, 2015, the FASB voted to propose a delay in the effective date of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), as follows:

Public business entities: The proposed new effective date will be annual reporting periods beginning after December 15, 2017 and the interim periods within that year. As such, for a public business entity with a calendar year-end, the ASU would be effective on January 1, 2018 for both its interim and annual reporting periods. This proposal represents a one-year deferral from the original effective date.

Entities other than public business entities (e.g., private companies): The proposed new effective date will be annual reporting periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. As such, for a private company with a calendar year-end, the ASU would be effective for the year ending December 31, 2019 and interim periods in 2020. This proposal represents a one-year deferral from the original effective date.

Early adoption: The proposed new effective date guidance will allow early adoption for all entities (i.e., both public business entities and other entities) as of the original effective date for public business entities, which was annual reporting periods beginning after December 15, 2016, and the interim periods within that year. Early adoption by public business entities was not permitted under the original effective date guidance.

The Company is currently evaluating the effects of this pronouncement.

In April 2015, the FASB issued ASU 2015-03, Interest — Imputation of Interest. The amendments supersede the Proposed ASU 2014-250. The core principle of Subtopic 835-30 is to simplify presentation of debt issuance costs. The amendments would require that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. The recognition and measurements for debt issuance costs would be affected by the amendments in this ASU. The amendments in ASU 2015-03 are effective for fiscal years ending after December 15, 2015. Early adoption of the amendment in this update is permitted. The Company is currently evaluating the effects of this pronouncement.

Cervalis Holdings LLC and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(amounts in thousands)

Note 4.                            Property and Equipment

Property and equipment consisted of the following:

	March 31, 2015	December 31, 2014
Furniture and fixtures	$2,626	$2,605
Machinery and equipment	103,082	102,880
Computer equipment and software	13,950	13,774
Buildings	64,676	64,676
Leasehold improvements	40,452	40,251
Tenant improvements	6,892	6,660
Construction-in-progress	38,216	35,625
	269,894	266,471
Less accumulated depreciation	88,869	83,291
Net property and equipment	$181,025	$183,180

Depreciation expense for the three months ended March 31, 2015 and 2014 was $5,609, and $5,160, respectively.

Capitalized interest for the three months ended March 31, 2015 and 2014 was $473, and $473, respectively.

Note 5.                            Lease Obligations

The Company presently leases data-centers and recovery-centers located in Stamford, Connecticut; Wappingers Falls, New York; Totowa, New Jersey; and Norwalk, Connecticut. Deemed landlord financing represents leases of real estate in which we are involved in the construction of structural improvements to develop buildings into data centers and recovery centers. As a result of this involvement, we are deemed the “owner” for accounting purposes during the construction period and, at the lease inception date, we are required to record at fair value the property and associated liability on our balance sheet. Upon completion of the project, we must perform a sale-leaseback analysis pursuant to ASC 840 to determine if we can remove the assets from our balance sheet. In many of our leases, we are not reimbursed for the construction costs, which is generally considered “continuing involvement,” which precludes us from derecognizing the constructed assets from our balance sheet when construction is complete. Deemed landlord financing obligations for these facilities as of March 31, 2015 and December 31, 2014 were $100,319 and $99,895, respectively.

The Company also maintains several noncancelable capital leases primarily for computer, telecommunications and other equipment that expire at various times over a three- to five-year period. In addition, the Company maintains several noncancelable operating leases and network contracts primarily for computer equipment and network line access that expire over a three-year period.

Cervalis Holdings LLC and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(amounts in thousands)

Note 6.                            Term Loans and Lines of Credit

At March 31, 2015 and December 31, 2014, the outstanding obligation on the Term Loan was $147,250, and $148,000, respectively. At March 31, 2015 and December 31, 2014, outstanding borrowings on the Revolving Facility were $6,000 and $3,000, respectively. At March 31, 2015 and December 31, 2014, the outstanding borrowings on the Delayed Draw Term Loan were $14,888 and $15,000, respectively.

Interest expense on the Term Loans, Delayed Draw Term Loan and Revolving Credit Facility was approximately $2,997 and $2,876 for the three months ended March 31, 2015 and 2014, respectively.

Pursuant to the First Lien and Second Lien Agreements, the Company is required to comply with various financial covenants.

Note 7.                            Fair Value Measurement

The Fair Value Measurements Topic of the FASB Accounting Standards Codification (ASC) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and sets out a fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined under this guidance as assumptions market participants would use in pricing an asset or liability.

This guidance establishes three levels of the fair value hierarchy as follows:

Level 1

Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. The types of investments in Level 1 include available-for-sale securities traded on a national securities exchange. These securities are stated at the last reported sales price on the day of valuation. The Company’s Level 1 investments consist of money market funds.

Level 2

Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly, and fair value that is determined through the use of models or other valuation methodologies. Investments in this category generally include less liquid and restricted equity securities, certificates of deposit and certain over-the-counter derivatives. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement.

Level 3

Inputs that are unobservable for the asset or liability and that include situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation. Investments in this category generally include equity and debt positions in private companies. The Company has no Level 3 investments.

The fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their carrying value because of the maturities of these instruments. The fair value of the long-term debt approximates carrying value based upon the variable interest rate of the debt.

Cervalis Holdings LLC and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(amounts in thousands)

Note 8.                            Stock-Unit-Based Compensation Plans and Restricted Units

The Cervalis Common Unit Plan (the CUP) and the Cervalis Employee Unit Plan (the EUP) (collectively, the Plans) enable the Managing Company to provide long-term incentive compensation for key employees of Operating LLC who have rendered and continue to render valuable services, and who thereby make important contributions toward its continued growth and success. The Plans provide a means whereby such employees of the Company may be given an opportunity to benefit from growth in the value of the Company via ownership of Common Units.

Units issued under the EUP vest over a three-year period and are forfeited by the employee upon termination. The exercise price of units issued equals the fair value of the units on the date of grant. Units issued are payable only upon a liquidation event as defined by the EUP. As the realization of value of units issued is based upon a performance condition to be determined in the future, the Company has assessed the probability of such event happening as nil as of March 31, 2015 and 2014. As such, no compensation expense was recorded for the issuance of units during the three months ended March 31, 2015 and 2014. Such probability will be reviewed at each reporting period, and if probability of such an event becomes likely, the Company will record compensation expense.

Note 9.                            Related Party

At March 31, 2015 and December 31, 2014, accounts receivable from a Series B unit holder totaled approximately $261 and $609, respectively. During the three months ended March 31, 2015 and 2014, the Company recorded revenues for data center services totaling approximately $776 and $780, respectively, to the Series B unit holder.

Note 10.                     Subsequent Events

The Company has evaluated events occurring between March 31, 2015 and June 17, 2015, the date in which the condensed consolidated financial statements were available to be issued.

On April 28, 2015, Holdings LLC entered into an Agreement and Plan of Merger (the Merger Agreement) by and among Holdings LLC, Jupiter Merger Sub LLC (Merger Sub), LDG Holdings LLC and CyrusOne LP (CyrusOne), a publicly held provider of enterprise data center solutions, pursuant to which Merger Sub merged with and into Holdings LLC, with Holdings LLC continuing as the surviving entity and a wholly-owned subsidiary of CyrusOne.